          CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                    Exhibit 10.2

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION
                              79 SOUTH MAIN STREET
                           SALT LAKE CITY, UTAH 84111

                             As of November 6, 1998

Compania Panamena de Aviacion, S.A. (COPA)
Avenida Justo Arosemena y Calle 39
Panama 1, Republic of Panama

     Re:   Letter Agreement Amending Lease (MSN 29047)

Ladies and Gentlemen:

     Reference is hereby made to (i) that certain Aircraft Lease Agreement (MSN 29047) ("Lease"), dated as of October 1, 1998 between Compania Panamena de Aviacion, S.A. (COPA), as Lessee (this and all other capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease), and First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, as Lessor, and (ii) that certain Side Letter Agreement Involving Aircraft Modification (MSN 29047), dated October 10, 1998 between Beneficiary and Lessee ("Side Letter").

     Pursuant to the terms of the Lease and the commitments set forth in the Side Letter, the parties hereto hereby acknowledge and agree to the following terms regarding modifications to the Aircraft:

1. Part 4 of Schedule 1 of the Lease is hereby amended by adding the following three post-production modifications:

     a.   Category IIIa Certification (Boeing Paper)

     b.   Optical QAR

     c.   ACARS with Printer.

2. The costs of the modifications to the Aircraft described in Parts 3 and 4 of Schedule 1 of the Lease (as amended above) in excess of the Modification Limit shall be allocated between the Lessor and Lessee as follows:

     a. Lessor shall pay for the first $**Material Redacted** of such excess costs;

     b. At the election of Lessee, which election must be made prior to the Delivery Date, the next $**Material Redacted** of such excess costs shall be paid either by Lessor or by Lessee, provided that (i) if Lessor pays for such costs, the Rent for each Rental Period shall be increased by one percent (1%) of the aggregate amount of such costs paid by Lessor, (ii) if Lessee pays for such costs, Lessee must make such payment prior to Delivery, and (iii) if any of such costs paid for by the Lessee arise from the purchase of any of the following five items of Equipment, Lessee may remove and retain such Equipment upon Redelivery in the manner provided for in the Lease, provided that Lessee must select such Equipment in the following order of priority:

          (1)  Optical QAR

          (2)  ACARS with Printer

          (3)  2nd FMC

          (4)  Dual H.F. (Collins)

          (5)  3rd VHF Comm (Collins); and

     c. Lessor and Beneficiary shall not be liable for paying any modification costs in excess of the amounts described in clauses "a" and "b" above.

     This letter agreement (i) shall constitute an amendment to the Lease, (ii) shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, (iii) constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation thereto, including, but not limited to, the Side Letter, and (iv) may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same letter agreement.

                                        Very truly yours,

                                        FIRST SECURITY BANK, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity but solely as Owner Trustee


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